UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported) December 16, 2004

AUTOLIV, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other juris- diction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices)

Registrant's telephone number, including area code +46-8-587 20 600

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2004 the board of Directors of Autoliv, Inc., implemented the Autoliv Inc. 2004 Non-Employee Director Stock-Related Compensation Plan in format enclosed in the Exhibit.

(c) EXHIBITS

99.1   Autoliv, Inc. 2004 Non-Employee Directors Stock-Related Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date December 16, 2004	AUTOLIV, INC. (Registrant)
/s/Jörgen Svensson Jörgen Svensson Vice President - Legal Affairs, General Counsel and Secretary